UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 27, 2006

VYYO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-30189	94-3241270
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4015 Miranda Avenue, First Floor, Palo Alto, California		94304
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code  (650) 319-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

                On May 13, 2005, Vyyo Inc. (the “Registrant”) entered into a letter agreement with Michael Corwin, the Registrant’s then President and Chief Operating Officer, confirming that Mr. Corwin would take a leave of absence from the Registrant for health reasons for a period of up to nine months.  Following this change in status, Mr. Corwin remained associated with the Registrant but was no longer a reporting person under Section 16 of the Securities Exchange Act of 1934, as amended.

                Mr. Corwin has notified the Registrant that he is not returning to full-time employment with the Registrant.  Accordingly, the Registrant has entered into a separation agreement and release with Mr. Corwin.  The separation agreement is effective January 27, 2006 (the “Effective Date”).

                Mr. Corwin’s separation agreement provides that he will receive a total one-time payment of $125,000, subject to applicable tax withholdings.  Commencing February 1, 2006 and continuing until January 31, 2007 (the “Consulting Period”), Mr. Corwin will be engaged by the Registrant as a consultant to perform certain services to be agreed upon.  As consideration for the performance of these consulting services, the Registrant will pay to Mr. Corwin $1,295.55 per month, constituting the cost of health insurance premiums for the Consulting Period, subject to applicable tax.

                In addition, the vesting of 79,168 of Mr. Corwin’s outstanding options to purchase shares of the Registrant’s common stock will be accelerated, so that, when combined with Mr. Corwin’s other vested options, Mr. Corwin will hold fully-vested options to purchase 337,617 shares of the Registrant’s common stock.  The vesting of all remaining outstanding options held by Mr. Corwin will immediately cease, and Mr. Corwin will forfeit any and all rights to such options.  Mr. Corwin will be allowed to exercise his vested options (and only the vested options) no later than 90 days after the last day of the Consulting Period.

                A copy of Mr. Corwin’s separation agreement and release is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein in its entirety by reference.

Item 1.02               Termination of a Material Definitive Agreement.

                As a result of Mr. Corwin’s election not to return to full-time employment with the Registrant, his Employment Agreement dated January 1, 2000 and Letter Agreement dated May 13, 2005 were terminated as of the Effective Date.  The terms of Mr. Corwin’s separation from the Registrant are described above in Item 1.01, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYYO INC.

Date: February 2, 2006	By:	/s/ Andrew P. Fradkin
Andrew P. Fradkin
General Counsel and Secretary